SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934
                               (Amendment No. )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [   ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2)
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                          HARRIS & HARRIS GROUP, INC.
-----------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required

[   ] Fee computed on table below per Exchange Act Rules 14-a-6(i) (1) and 0-11

               1) Title of each class of securities to which transaction
                  applies:

                 -----------------------------------------------------------

               2) Aggregate number of securities to which transaction applies:

                 -----------------------------------------------------------

                3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule  0-11:1

                 -----------------------------------------------------------

                4) Proposed maximum aggregate value of transaction:

                 -----------------------------------------------------------

                5) Total fee paid:

                 -----------------------------------------------------------

                 /1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

                      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


              1) Amount Previously Paid:

                 -----------------------------------------------------------

              2) Form, Schedule or Registration Statement No.:

                 -----------------------------------------------------------

              3) Filing Party:

                 -----------------------------------------------------------

              4) Date Filed:

                 -----------------------------------------------------------

                          HARRIS & HARRIS GROUP, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held May 5, 2003

               To the Shareholders of Harris & Harris Group, Inc.:


               NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of the Shareholders of Harris & Harris Group, Inc. (the "Company") will be held on Monday, May 5, at 2:30 p.m., local time, at the Roosevelt Hotel, 45 East 45th Street (Madison Avenue at 45th Street), New York, New York 10017. This meeting has been called by the Board of Directors of the Company, and this notice is being issued at its direction. It has called this meeting for the following purposes:

               1. To elect 10 directors of the Company to hold office until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified;

               2. To ratify, confirm and approve the Audit Committee's
                  selection of PricewaterhouseCoopers LLP as the independent public accountant for the fiscal year ending December 31, 2003;

               3. To approve a proposal to authorize the Company to offer long-term rights to purchase shares of the Company's common stock at an exercise price that, at the time such rights are issued, will not be less than the greater of the market value of the Company's common stock or the net asset value of the Company's common stock. Such rights may be part of or accompanied by other securities of the Company (such as convertible preferred stock or convertible debt);

               4. To transact such other business, including adjournment, as may properly come before the meeting or any adjournment or adjournments thereof.

               Holders of common stock of record at the close of business on March 26, 2003 will be entitled to vote at the meeting.

               Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy and return it promptly in the enclosed business reply envelope, which requires no postage if mailed in the United States.

                                           By Order of the Board of Directors

March 31, 2003                             /s/ Susan T. Harris
                                           -------------------------
New York, New York                         Susan T. Harris
                                           Secretary


      IMPORTANT: PLEASE MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.
                       THE MEETING DATE IS MAY 5, 2003.

                      (THIS PAGE LEFT BLANK INTENTIONALLY)

                          Harris & Harris Group, Inc.
                   One Rockefeller Plaza, Rockefeller Center
                           New York, New York 10020
                                (212) 332-3600

                                PROXY STATEMENT

                      2003 Annual Meeting of Shareholders

General Information

               This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Harris & Harris Group, Inc. (the "Company") to be voted at the 2003 Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 5, 2003 and at any adjournment thereof.

               The Annual Meeting will be held on Monday, May 5, 2003 at
2:30 p.m., local time, at the Roosevelt Hotel, 45 East 45th Street, New York, New York 10017. At the Annual Meeting, shareholders of the Company will be asked to elect 10 directors to serve on the Board of Directors of the Company and to hold office until the next Annual Meeting and to vote on the other matters stated in the accompanying Notice and described in more detail in this proxy statement. If any other matters properly come before the Annual Meeting, the persons named on the proxies will, unless the shareholder otherwise specifies in the proxy, vote upon such matters in accordance with their best judgment. The enclosed proxy card and this proxy statement and annual report on Form 10-K are being first transmitted on or about March 31, 2003 to shareholders of the Company.

               The Board of Directors has fixed the close of business on March 26, 2003 as the record date for the determination of shareholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the record date, an aggregate of 11,498,845 shares of common stock were issued and outstanding. Each such share will be entitled to one vote on each matter to be voted upon at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of such outstanding shares is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

Solicitation and Revocation; Vote Required

               All properly executed proxies received prior to the Annual Meeting will be voted at the meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, shares represented by the proxies will be voted "FOR" all the proposals.

               Any proxy given pursuant to this solicitation may be revoked by a shareholder at any time, before it is exercised, by written notification delivered to the Secretary of the Company, by voting in person at the Annual Meeting, or by executing another proxy bearing a later date. If your shares are held for your account by a broker, bank or other institution or nominee, you may vote such shares at the Annual Meeting only if you obtain proper written authority from your institution or nominee that you present at the Annual Meeting.

               Approval of any of the matters submitted for stockholder approval requires that a quorum be present. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum. Abstentions and broker non-votes will be counted as shares present at the Annual Meeting for purposes of determining the existence of a quorum. Broker non-votes are proxies received by the Company from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on the particular matter.

               If a quorum is present (in person or by proxy) and voting, (i) the directors will be elected by a plurality of the votes cast; (ii) the proposal to ratify, confirm and approve the independent auditors will be approved if a majority of the votes cast are cast in favor; and (iii) the financing proposal will be approved if a majority of the votes cast are cast in favor. All other matters being submitted to shareholder vote pursuant to the Notice of Annual Meeting will be approved if a quorum is present in person or by proxy and a majority of the votes cast on a particular matter are cast in favor of that matter. For purposes of the election of directors, approval of the auditors, approval of the financing proposal and unspecified matters that come before the meeting, votes withheld, abstentions and broker non-votes will not be counted as votes cast on the matter and will have no affect on the result of the vote.

               Proxies will be solicited by the Company. Proxies will be solicited by mail. All expenses of preparing, printing, mailing, and delivering proxies and all materials used in the solicitation of proxies will be borne by the Company. They may also be solicited by officers and regular employees of the Company personally, by telephone or otherwise, but these persons will not be specifically compensated for such services. Banks, brokers, nominees, and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding solicitation material to their principals, the beneficial owners of common stock of the Company. It is estimated that those costs will be nominal.

                             ELECTION OF DIRECTORS

                                (Proposal No. 1)

               The 10 nominees listed below, all of whom currently serve as directors, have been nominated to serve as directors of the Company until the next Annual Meeting or until their respective successors are duly elected and qualified. Although it is not anticipated that any of the nominees will be unable or unwilling to serve, in the unexpected event that any such nominees should become unable or decline to serve, it is intended that votes will be cast for substitute nominees designated by the present Board of Directors of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL THE NOMINEES.

Nominees

               Certain information, as of February 11, 2003, with respect to each of the 10 nominees for election at the Annual Meeting is set forth below, including their names, ages and a brief description of their recent business experience, including present occupations and employment, certain directorships held by each and the year in which each became a director of the Company. The nominees for election as directors of the Company have been divided into two groups -- interested directors and independent directors. Interested directors are "interested persons" as defined in the Investment Company Act of 1940 or persons who may be considered an "interested person" because of consulting work done for the Company. All 10 nominees are currently directors of the Company.

                             Independent Directors

               Dr. C. Wayne Bardin, age 68, was elected to the Company's Board of Directors in December 1994. He is currently President of Thyreos Corp., a privately held, start-up pharmaceutical company. From 1978 through 1996, Dr. Bardin was Vice President of The Population Council. His recent professional appointments have included: Professor of Medicine, Chief of the Division of Endocrinology, The Milton S. Hershey Medical Center of Pennsylvania State University; and Senior Investigator, Endocrinology Branch, National Cancer Institute. Dr. Bardin also serves as a consultant to several pharmaceutical companies. He has directed basic and clinical research leading to over 500 publications and patents. He has negotiated 15 licensing and manufacturing agreements. He has directed clinical R&D under 18 investigational new drug applications filed with the U.S. FDA. Dr. Bardin has been appointed to the editorial boards of 15 journals. He has also served on national and international committees and boards for National Institute of Health, World Health Organization, The Ford Foundation, and numerous scientific societies. Dr. Bardin received a B.A. from Rice University; an M.S. and M.D. from Baylor University; and a Doctor Honoris Causa from the University of Caen, the University of Paris and the University of Helsinki.

               Dr. Phillip A. Bauman, age 48, was elected to the Company's Board of Directors in February 1998. Dr. Bauman is an orthopedic surgeon who is in practice in New York City and has held an academic appointment at Columbia University since 1988. He has been a principal and Vice President of Orthopedic Associates of New York since 1994. He holds bachelor's and master's degrees in biology from Harvard University and a medical degree from Columbia University. Dr. Bauman was elected a fellow of the American Academy of Orthopedic Surgeons in 1991, is affiliated with the New York Academy of Medicine and is on the advisory board of a medical research foundation.

               G. Morgan Browne, age 68, was elected to the Company's Board of Directors in June 1992. Since 2001, Mr. Browne has been the Chief Financial Officer and from 1985-2001 was Administrative Director of Cold Spring Harbor Laboratory, a private not-for-profit institution that conducts research and education programs in the fields of molecular biology and genetics. In prior years, he was active in the management of numerous scientifically based companies as an officer, as an individual consultant and as an associate of Laurent Oppenheim Associates, Industrial Management Consultants. He is a director of OSI Pharmaceuticals, Inc. (a publicly held company principally engaged in drug discovery based on gene transcription) and was a founding director of the New York Biotechnology Association. He is a graduate of Yale University.

               Dugald A. Fletcher, age 73, was elected to the Company's Board of Directors in June 1996. Mr. Fletcher has been President of Fletcher & Company, Inc., a management consulting firm, for the past five years. He was Chairman of Binnings Building Products Company, Inc. until the end of 1997 and is a Trustee of the Gabelli Growth Fund and a Director of Gabelli Convertible & Income Securities Fund. His previous business appointments include: advisor to the Gabelli/Rosenthal LP, a leveraged buyout fund; Chairman of Keller Industries (building and consumer products); Director and investor in Mid-Atlantic Coca-Cola Bottling Company; Senior Vice President of Booz-Allen & Hamilton and President of Booz-Allen Acquisition Services; Executive Vice President and a Director of Paine Webber, Inc.; and President of Baker, Weeks and Co., Inc., a New York Stock Exchange member firm. He is a graduate of Harvard College and of Harvard Business School.

               Glenn E. Mayer, age 77, has been a director of the Company since 1981. In May 2001, Mr. Mayer joined Jesup & Lamont Securities Corporation as a Senior Vice President. From December 1991 until May 2001, Mr. Mayer was a Senior Vice President of Reich & Company, a division of Fahnestock & Company, Inc., a member firm of the New York Stock Exchange. For 15 years prior to that, he was employed by Jesup & Lamont Securities Co., and its successor firms, in the Corporate Finance department. Mr. Mayer is a graduate of Indiana University.

               Charles E. Ramsey, age 60, was elected to the Company's Board of Directors in October 2002. Mr. Ramsey is a retired founder and principal of Ramsey/Beirne Associates, Inc., an executive search firm that specialized in recruiting top officers for high technology companies, many of which were backed by venture capital. An active investor, he is a director of three privately held companies including Experion Systems, Inc., in which Harris & Harris Group owns an equity interest. He works on construction projects in Nicaragua as a member of the Nicaraguan Initiative Committee for the Presbyterian Churches of the Hudson River and Chair of Bridges to Community, an NGO dedicated to construction projects in Nicaragua. He was graduated from Wittenberg University (B.A.).

               James E. Roberts, age 57, was elected to the Company's Board of Directors in June 1995. Since November 2002, Mr. Roberts has been Executive Vice President and Chief Underwriting Officer of the Reinsurance Division of Alea North America Company. From October 1999 to November 2002, Mr. Roberts was Chairman and Chief Executive Officer of The Insurance Corporation of New York, Dakota Specialty Insurance Company, and Recor Insurance Company Inc., all members of Trenwick Group Ltd. In addition, from March 2000 to November 2002, Mr. Roberts was Chairman and Chief Executive Officer of Chartwell Insurance Company, also a member of Trenwick Group, Ltd. From October 1999 to March 2000, he served as Vice Chairman of Chartwell Reinsurance Company. Prior to assuming those positions, Mr. Roberts was Vice Chairman of Trenwick America Reinsurance Corporation from May 1995 to March 2000. Mr. Roberts is a graduate of Cornell University.

                              Interested Directors

               Charles E. Harris, age 60, has been a director of the Company and Chairman of its Board of Directors since April 1984. He was Chief Compliance Officer from February 1997 to February 2001 and has served as Chief Executive Officer of the Company since July 1984. He has served as a director, trustee, control person, chairman and/or chief executive officer of various publicly and privately held corporations and not-for-profit institutions. Prior to 1984, he was Chairman of Wood, Struthers and Winthrop Management Corp., the investment advisory subsidiary of Donaldson, Lufkin & Jenrette. He was a member of the Advisory Panel for the Congressional Office of Technology Assessment. He is a member of the New York Society of Security Analysts. Among his eleemosynary activities, he is currently a Trustee of Cold Spring Harbor Laboratory, a private not-for-profit institution that conducts research and education programs in the fields of molecular biology and genetics; a Trustee of the Nidus Center, a life sciences business incubator in St. Louis, Missouri; and a life-sustaining fellow of the Massachusetts Institute of Technology and a Shareholder of its Entrepreneurship Center. He was graduated from Princeton University (A.B., 1964) and Columbia University Graduate School of Business (MBA, 1967). Mr. Harris is an "interested person" of the Company, as defined in the Investment Company Act of 1940, as a beneficial owner of more than five percent of the Company's stock, as a control person and as an officer of the Company. In addition, Mr. Harris's wife serves as the Company's corporate secretary and is employed by Harris & Harris Enterprises, Inc., a wholly owned subsidiary of the Company.

               Dr. Kelly S. Kirkpatrick, age 36, was elected to the Company's Board of Directors in March 2002. Ms. Kirkpatrick is a business consultant working with venture capital groups and hi-tech companies. From 2000 to 2002, she served in the Office of the Executive Vice Provost of Columbia University as Director, Columbia Nanotechnology Initiative and Director for Research and Technology Initiatives. From 1998 to 2000, she served in the White House Office of Science and Technology Policy as a Senior Policy Analyst, where her responsibilities for the National Nanotechnology Initiative included managing representatives from six federal agencies in strategies research and development plan, implementation plan and a $495 million budget, organizing the Presidential review panel and co-writing the panel report. From 1997 to 1998, she was a Science Policy Coordinator for Sandia National Laboratories. From 1995 to 1996, she served in the Office of Senator Joseph J. Lieberman as Legislative Assistant, Congressional Science and Engineering Fellow. She is a graduate of the University of Richmond and received her Ph.D. in Materials Science and Engineering from Northwestern University. Dr. Kirkpatrick may be considered an "interested person" of the Company because of the consulting work she does for the Company.

               Lori D. Pressman, age 45, was elected to the Company's Board of Directors in March 2002. Ms. Pressman, a self-employed business consultant, provides advisory services to start-ups and venture capital companies. Among other projects for Harris & Harris Group, she has served as a consultant to the Company in its due diligence work on Nantero, Inc., Nanopharma Corp., NeoPhotonics Corporation and NanoOpto Corporation. She also consults internationally on technology transfer practices and metrics for non profit and government organizations. From September 1989 to July 2000, she was employed by the Massachusetts Institute of Technology in the Technology Licensing Office, serving as Technology Licensing Officer from 1989 to 1995 and Assistant Director from 1996 to 2000. From September 1984 to September 1989, she was Senior Development Engineer at Lasertron, Inc. From November 1983 to September 1984, she was employed by the American Lung Association. From 1980 to 1982, she was a Member of Solid State Materials Research Laboratory at Bell Laboratories. Ms. Pressman was graduated from the Massachusetts Institute of Technology, Physics (S.B.), and the Columbia School of Engineering (MSEE). Ms. Pressman may be considered an "interested person" of the Company because of the consulting work she does for the Company.

               Set forth below is the dollar range of equity securities beneficially owned by each director or nominee as of February 11, 2003.


    ================================    =======================================
                                             Dollar Range of Equity Securities
     Name of Director or Nominee                  Beneficially Owned (1)(2)
    --------------------------------    ---------------------------------------

    Dr. C. Wayne Bardin                         $50,001 - $100,000
    Dr. Phillip A Bauman                        $50,001 - $100,000
    G. Morgan Browne                              Over $100,000
    Dugald A. Fletcher                          $10,001 - $50,000
    Glenn E. Mayer                                Over $100,000
    Charles E. Ramsey                           $50,001 - $100,000
    James E. Roberts                            $50,001 - $100,000
    Charles E. Harris (3)                         Over $100,000
    Dr. Kelly S. Kirkpatrick (4)                   $1 - $10,000
    Lori D. Pressman (4)                           $1 - $10,000
    ================================    =======================================

(1) Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.

(2)   The dollar ranges are: None, $1-$10,000, $10,001-$50,000,
      $50,001-$100,000.

(3) Denotes an individual who is an "interested person" as defined in the Investment Company Act of 1940.

(4) Denotes an individual who may be considered an "interested person" because of consulting work done for the Company.


Meetings of the Board of Directors and Committees

               In 2002, there were six meetings of the Board of Directors of the Company and the full Board acted eight times by unanimous written consent. No director attended fewer than 75 percent of the aggregate of Board of Directors' and applicable committee meetings on which each director served (during the periods that they so served).

               The Company's Board of Directors has six committees comprised of the following members:

    Board Committees

 -------------------------  -------------------------  ------------------------

         Executive                     Audit              Compensation
 -------------------------  -------------------------  ------------------------

 Charles E. Harris (1)(2)   Dugald A. Fletcher (1)     James E. Roberts (1)
 Dr. C. Wayne Bardin        Dr. Phillip A. Bauman      Dr. Phillip A. Bauman
 Glenn E. Mayer             Glenn E. Mayer             G. Morgan Browne
 James E. Roberts                                      Charles E. Ramsey
 -------------------------  -------------------------  ------------------------


                                 Investment and            Ad Hoc Long-
             Nominating               Valuation           Term Planning
 -------------------------  -------------------------  ------------------------

 G. Morgan Browne (1)       Dugald A. Fletcher (1)     G. Morgan Browne(1)
 Dr. C. Wayne Bardin        G. Morgan Browne           Dr. C. Wayne Bardin
 Dr. Phillip A. Bauman      James E. Roberts           Glenn E. Mayer
 Charles E. Ramsey          Dr. C. Wayne Bardin        Charles E. Ramsey
 -------------------------  -------------------------  ------------------------

    (1) Denotes the Chairman of each Committee.
    (2) Mr. Harris is an interested director of the Company.

Executive Committee

               The Executive Committee meets from time to time between regular meetings of the Board of Directors and exercises the authority of the Board to the extent provided by law. The Executive Committee did not meet as a separate committee and did not act by unanimous written consent in 2002.

Audit Committee

               The Audit Committee has been delegated the full power and authority of the Board with respect to the appointment of the Company's independent public accountant, subject to shareholder ratification, the selection of the Company's independent accountant. The Audit Committee discusses and reviews the scope and fees of the prospective annual audit, reviews the results thereof with the independent public accountant, reviews and approves non-audit services of the independent public accountant, reviews compliance with existing major accounting and financial policies relative to the adequacy of the Company's internal accounting controls, reviews compliance with federal and state laws relating to accounting practices and reviews and approves transactions, if any, with affiliated parties.

               The Audit Committee operates pursuant to a written charter approved by the Company's Board of Directors. The Audit Committee Charter sets out the responsibilities, authority and duties of the Audit Committee. The members of the Audit Committee during 2002 were Dugald A. Fletcher, Dr. Phillip A. Bauman and Glenn E. Mayer, and such committee members were considered independent under the rules promulgated by the Nasdaq Stock Market. The Audit Committee met four times in 2002.

Compensation Committee

               The Compensation Committee has the full power and authority of the Board with respect to all matters pertaining to the remuneration of the Company's officers and employees. The Compensation Committee met one time during 2002.

Nominating Committee

               The Nominating Committee acts as an advisory committee to the Board by making recommendations to the Board of potential new directors, committee members and officers of the Company. The Board must ratify, approve or otherwise confirm the Nominating Committee's selections and appointments to render them effective. The Nominating Committee will consider nominees for directors recommended by shareholders. The Nominating Committee met three times and acted by unanimous written consent four times in 2002.

Investment and Valuation Committee

               The Investment and Valuation Committee has the full power and authority of the Board in reviewing and approving the valuation of the Company's assets for reporting purposes pursuant to the Company's Asset Valuation Policy Guidelines that were established and approved by the Board of Directors. The Investment and Valuation Committee met four times in 2002.

Ad Hoc Long-Term Planning Committee

               The Board of Directors approved the appointment of an Ad Hoc Long-Term Planning Committee on February 5, 2003, which will act as an advisory committee to the Board.

Audit Committee Report

               The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company's consolidated financial statements, its system of internal controls and the independence and performance of its independent auditors.

               Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company's independent accountant is responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes. However, it is not professionally engaged in the practice of accounting or auditing and is not expert in the field of accounting or auditing, including with respect to auditor independence. The Audit Committee relies without independent verification on the information provided to it and on the representations made by management and the independent accountant. Audit Committee meetings are designed to, among other things, facilitate and encourage communications among the Audit Committee, management and the Company's independent accountant.

               During February 2002, the Audit Committee met twice regarding selection of the Company's independent accountant for the year ended December 31, 2002. On February 26, 2002, the Committee appointed PricewaterhouseCoopers LLP as the Company's independent accountant for the year ended December 31, 2002.

               The Audit Committee met with management and PricewaterhouseCoopers LLP in November 2002 to discuss the significant audit procedures and scope for the 2002 audit.

               The Company's independent accountant also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standards No. 1 (Independence Discussions with Audit Committees), and it discussed with the independent accountant its independence from the Company. When considering PricewaterhouseCoopers LLP's independence, the Audit Committee considered whether their provision of services to the Company beyond those rendered in connection with the audit and review of the Company's consolidated financial statements was compatible with maintaining their independence. The Audit Committee reviewed, among other things, the amount of fees paid to PricewaterhouseCoopers LLP for audit and non-audit services.

               The Audit Committee met in mid-March 2003 and discussed with the independent accountant matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees). Additionally, the Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2002 with management and PricewaterhouseCoopers LLP.

               Based on their review and these meetings, discussions and reports, and subject to the limitations on the Audit Committee's role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended December 31, 2002 be included in the Company's Annual Report on Form 10-K.

Dugald A. Fletcher (Chair)
Dr. Phillip A. Bauman
Glenn E. Mayer

Audit Fees

               The aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with their annual audit of the Company's consolidated financial statements and reviews of the consolidated financial statements included in the Company's quarterly reports on Form 10-Q for the fiscal year ended December 31, 2002 was approximately $55,500.

All Other Fees

               The aggregate fees for all other services rendered by PricewaterhouseCoopers LLP, including the review of the Company's tax returns, for the fiscal year ended December 31, 2002, were approximately $13,000.

Security Ownership of Certain Beneficial Owners

               The following table sets forth certain information with respect to beneficial ownership (as that term is defined in the rules and regulations of the Securities and Exchange Commission) of the Company's common stock as of February 11, 2003 by (1) each director of the Company; (2) each current executive officer listed in the Summary Compensation Table; (3) all directors and executive officers of the Company as a group; and (4) each person who is known by the Company to be the beneficial owner of more than five percent of the outstanding common stock. Except as otherwise indicated, to the Company's knowledge, all shares are beneficially owned and investment and voting power is held as stated by the persons named as owners. At this time, the Company is unaware of any shareholder owning five percent or more of the outstanding shares of common stock other than the ones noted below.

=============================================  ============================  ======================
               Name and Address of                    Number of Shares              Percent of
                Beneficial Owner                    of Common Stock Owned              Class
---------------------------------------------  ----------------------------  ----------------------
Charles E. and Susan T. Harris                     1,055,893 (1)               9.2%
One Rockefeller Plaza, Suite 1430
New York, NY 10020
---------------------------------------------  ----------------------------  ----------------------
Dr. C. Wayne Bardin                                  20,828 (2)                  *
---------------------------------------------  ----------------------------  ----------------------
Dr. Phillip A. Bauman                                22,151 (3)                  *
---------------------------------------------  ----------------------------  ----------------------
G. Morgan Browne                                     34,172                      *
---------------------------------------------  ----------------------------  ----------------------
Dugald A. Fletcher                                   11,620                      *
---------------------------------------------  ----------------------------  ----------------------
Dr. Kelly S. Kirkpatrick                              1,360                      *
---------------------------------------------  ----------------------------  ----------------------
Glenn E. Mayer                                      100,000                      *
---------------------------------------------  ----------------------------  ----------------------
Lori D. Pressman                                      2,400                      *
---------------------------------------------  ----------------------------  ----------------------
Charles E. Ramsey                                    26,666                      *
---------------------------------------------  ----------------------------  ----------------------
James E. Roberts                                     15,011                      *
---------------------------------------------  ----------------------------  ----------------------
Mel P. Melsheimer                                    80,210 (4)                  *
---------------------------------------------  ----------------------------  ----------------------
Douglas W. Jamison                                      --                       *
---------------------------------------------  ----------------------------  ----------------------
Helene B. Shavin                                      3,000                      *
---------------------------------------------  ----------------------------  ----------------------
All Directors and Executive
 Officers as a group (14 persons)                 1,373,311                   11.9%
---------------------------------------------  ----------------------------  ----------------------
Jonathan Rothschild                                 795,043                    6.9%
c/o Arterio, Inc.
1061-B Shary Circle
Concord, CA  94518
---------------------------------------------  ----------------------------  ----------------------
Edwin S. Marks                                      656,834                    5.7%
135 East 57th Street
New York, NY  10022
---------------------------------------------  ----------------------------  ----------------------
Masters Capital Management LLC                    1,000,000                    8.7%
3060 Peachtree Road, N.E., Suite 1815
Atlanta, GA 30305
=============================================  ============================  ======================
* Less than one percent of issued and outstanding stock.

(1)  Includes 1,044,559 shares that Mrs. Harris has sole power to vote and dispose of; 11,334 shares that Mr. Harris has sole power to vote and dispose of.

(2)  Includes 3,786 shares owned by Bardin LLC for the Bardin LLC Profit-Sharing Keogh.

(3)  Includes 5,637 shares owned by Ms. Milbry C. Polk, Dr. Bauman's wife; 100 shares owned by
     Adelaide Polk-Bauman, daughter; 100 shares owned by Milbry Polk-Bauman, daughter; 100 shares owned by Mary Polk-Bauman, daughter. Ms. Milbry C. Polk is the custodian for the accounts of the three children.

(4)  13,334 shares are held jointly by Mel P. Melsheimer and his wife.

Executive Officers

               The executive officers of the Company who are not directors are set forth below. Information relating to executive officers of the Company who are directors is set forth under "Election of Directors - Nominees." Executive officers of the Company are elected to serve until they resign or are removed, or are otherwise disqualified to serve, or until their successors are elected and qualified.

               Mel P. Melsheimer, age 63, has served as President, Chief Operating Officer and Chief Financial Officer since February 1997, Chief Compliance Officer since February 2001 and Treasurer since July 2001. Previously, since March 1994, Harris & Harris Group utilized Mr. Melsheimer as a nearly full-time consultant or officer of a portfolio company. Mr. Melsheimer has had extensive entrepreneurial experience as well as senior operational and financial management responsibilities with publicly and privately owned companies. From November 1992 to February 1994, he served as Executive Vice President, Chief Operating Officer and Secretary of Dairy Holdings, Inc. From June 1991 to August 1992, he served as President and Chief Executive Officer of Land-O-Sun Dairies as well as Executive Vice President of Finevest Foods, Inc. From March 1989 to May 1991, he served as Vice President, Chief Financial Officer and Treasurer of Finevest Foods, Inc. From January 1984 to February 1989, he served as Chairman, Chief Executive Officer and Founder of PHX Pacific, Inc. and from August 1987 to February 1989 President, Chief Executive Officer and Founder of MPM Capital Corp. From January 1981 to December 1983, he served as Executive Vice President and Chief Operating Officer of AZL Resources. From November 1975 to December 1980, he served as Executive Vice President and Chief Financial Officer of AZL Resources. From January 1968 to November 1975, he served in a financial capacity before becoming Vice President and Chief Financial Officer of Pepsi-Cola Company, PepsiCo, Inc., in 1972. He is a graduate of the University of Southern California (MBA) and Occidental College (B.A.).

               Douglas W. Jamison, age 33, has been employed by Harris & Harris Group since September 2002 as Vice President of the Company. Prior to joining Harris & Harris Group, he worked for five years as a senior technology manager at the University of Utah Technology Transfer Office, where he managed intellectual property for the University of Utah. This included assessing technologies in both the biological sciences and the physical sciences, working with patent attorneys to develop patent protection and developing and marketing these technologies with industry. He was graduated from Dartmouth College (B.A.) and the University of Utah (M.S.).

               Helene B. Shavin, age 49, has served as Vice President and Controller since November 2001. From 1986 to 2000, Ms. Shavin was employed at Citicorp Venture Capital Ltd. She was a Vice President at Citicorp Venture Capital from 1999 to 2000. From 1984 to 1986, she was employed by KPMG Peat Marwick as a Senior Accountant. Ms. Shavin is a graduate of Queens College (B.A.) and Baruch College (MBA) and is a certified public accountant.

               Susan T. Harris, 58, has been employed by Harris & Harris Enterprises, Inc. since July 1999, working primarily in financial public relations. Since July 2001, she has served as its Secretary and Treasurer. Harris & Harris Enterprises, Inc. is a wholly owned subsidiary of Harris & Harris Group, Inc. engaged in financial services. Also since July 2001, Ms. Harris has served as corporate secretary of Harris & Harris Group, Inc. She has been an investor relations consultant since 1972, operating as a sole proprietor prior to 1999. From 1966 to 1972, she was a securities analyst with several securities firms, including Eastman Dillion, Union Securities, Inc., where she was Vice President and Senior Consumer Products Analyst. She is a graduate of Wellesley College with a B.A. in economics. Ms. Harris's husband serves as the Chairman and Chief Executive Officer of the Company.

Executive Compensation

Summary Compensation Table

               The following table sets forth a summary for each of the last three years of the cash and non-cash compensation awarded to, earned by, or paid to the Chief Executive Officer and the President of the Company and the other executive officers of the Company for the year ended December 31, 2002.

                                              ====================================================
                                                                  Annual Compensation
                                              ====================================================
===================================  =======  ==============  ==================  ================  ===================
                     Name and                                                       Other Annual           All Other
                Principal Position    Year      Salary          Profit Sharing      Compensation         Compensation
                ------------------    ----      ------          --------------      ------------         ------------
                                                  ($)               ($)(1)             ($)(2)               ($)(3)
-----------------------------------  -------  --------------  ------------------  ----------------  -------------------

Charles E.  Harris                    2002       221,217             10,503            46,570         165,468
Chairman, CEO (4)                     2001       215,510                  0            48,453         232,000
                                      2000       208,315          1,600,287            43,267         224,805

Mel P. Melsheimer                     2002       250,327              3,224               - -          12,000
President, COO, CFO,                  2001       243,869                  0               - -          10,500
Treasurer & Chief                     2000       235,727            491,227               - -          10,500
Compliance Officer

Helene B. Shavin                      2002        85,353              1,161               - -          11,000
Controller, Vice President            2001        13,333                - -               - -           1,867

Susan T. Harris                       2002        12,703                - -               - -           2,332
Secretary                             2001        12,376                - -               - -           1,578

Douglas W. Jamison                    2002        35,936                - -               - -           1,050
Vice President
===================================  =======  ==============  ==================  ================  ===================


(1)  For 2002, these amounts represent the approximate amounts earned as a result of realized gains during the year ended December 31, 2002 under the Harris & Harris Group Employee Profit-Sharing
     Plan. For 2000, these amounts represent the actual amounts earned for the year ended December
     31, 2000 and paid out in 2001. The Harris & Harris Group Employee Profit-Sharing Plan is
     described under Employee Benefits.

(2)  Other than Mr. Harris, amounts of "Other Annual Compensation" earned by the named executive officers for the periods presented did not meet the threshold reporting requirements.

(3)  Except for Mr. Harris, amounts reported represent the Company's contributions on behalf of the named executive to the Harris & Harris Group, Inc. 401(k) Plan described below. Mr. Harris's
     2002 "All Other Compensation" consists of: $12,000 401(k) Plan employer contribution; $147,478 for his 2002 SERP contribution; and $5,990 in life insurance premiums for the benefit of his beneficiaries.

(4)  Mr. Harris has an employment agreement which is discussed below under "Employment Agreement."


Employee Benefits

Employee Profit-Sharing Plan

               On August 3, 1989, the shareholders of the Company approved the 1988 Long Term Incentive Compensation Plan (the "1988 Plan"). The Company's 1988 Plan was cancelled as of December 31, 1997, canceling all outstanding stock options and eliminating all potential stock option grants. As a substitution for the 1988 Plan, the Company adopted an employee profit-sharing plan.

               As of January 1, 1998, the Company began implementing the Harris & Harris Group, Inc. Employee Profit-Sharing Plan (the "1998 Plan") that provided for profit sharing equal to 20 percent of the net realized income of the Company as reflected on the Consolidated Statements of Operations for such year, less the nonqualifying gain, if any. The 1998 Plan was terminated by the Company as of December 31, 1999, subject to the payment of any amounts owed on the 1999 realized gains under the 1998 Plan.

               In March 2000, the Company paid out 90 percent of the profit sharing in the amount of $1,024,696 on the 1999 realized gains; the remaining 10 percent or $113,855 was paid out in September 2000, upon the completion and filing of the Company's 1999 federal tax return.

               As of January 1, 2000, the Company implemented the Harris & Harris Group, Inc. Employee Profit-Sharing Plan (the "Plan") that provides for profit sharing by its officers and employees equal to 20 percent of the net realized income of the Company as reflected on the consolidated statements of operations of the Company for such year, less the nonqualifying gain, if any.

               On April 26, 2000 the shareholders of the Company approved the performance goals under the Plan in accordance with Section 162(m) of the Internal Revenue Code of 1986 ("Code"), effective as of January 1, 2000. The Code generally provides that a public company such as the Company may not deduct compensation paid to its chief executive officer or to any of its four most highly compensated officers to the extent that the compensation paid to any such officer/employee exceeds $1 million in any tax year, unless the payment is made upon the attainment of objective performance goals that are approved by the Company's shareholders.

               Under the Plan, net realized income of the Company includes investment income, realized gains and losses, and operating expenses (including taxes paid or payable by the Company), but is calculated without regard to dividends paid or distributions made to shareholders, payments under the Plan, unrealized gains and losses, and loss carry-overs from other years ("Qualifying Income"). The portion of net after-tax realized gains attributable to asset values as of September 30, 1997 is considered nonqualifying gain, which reduces Qualifying Income.

               As soon as practicable following the year-end audit, the Committee will determine whether, and if so how much, Qualifying Income exists for a plan year, and 90 percent of the Qualifying Income will be paid out to Plan participants pursuant to the distribution percentages set forth in the Plan. The remaining 10 percent will be paid out after the Company has filed its federal tax return for that year in which Qualifying Income exists. At December 31, 2002, the distribution amounts for each officer and employee were as follows: Charles E. Harris, 13.790 percent; Mel P. Melsheimer, 4.233 percent; Helene B. Shavin, 1.524 percent; and Jacqueline M. Matthews, 0.453 percent. In one case, for a former employee, who left the Company other than due to termination for cause, any amount earned will be accrued and may subsequently be paid to such participant.

               As of January 1, 2003, the Company implemented the Amended and Restated Harris & Harris Group, Inc. Employee Profit-Sharing Plan (the "2002" Plan").

               Under the 2002 Plan, net realized income of the Company includes investment income, realized qualifying gains and losses, and operating expenses (including taxes paid or payable by the Company), but is calculated without regard to dividends paid or loss carry-overs from other years ("Qualifying Income").

               Under the 2002 Plan, awards previously granted to the Plan's four current Participants (Messrs. Harris and Melsheimer and Mss. Shavin and Matthews, herein referred to as the "grandfathered participants") will be reduced by 10% with respect to "Non-Tiny Technology Investments" (as defined in the 2002 Plan) and by 25% with respect to "Tiny Technology Investments" (as defined in the 2002 Plan) and will become permanent. These reduced awards are herein referred to as "grandfathered participations." The amount by which such awards are reduced will be allocable and reallocable each year by the Compensation Committee ("Committee") among current and new participants as awards under the 2002 Plan. The grandfathered participations will be honored by the Company whether or not the grandfathered participant is still employed by the Company or is still alive (in the event of death, the grandfathered participations will be paid to the grandfathered participant's estate), unless the grandfathered participant is dismissed for cause, in which case all awards, including the grandfathered participations, will be immediately cancelled and forfeited. With regard to new investments and follow-on investments made after the date on which the first new employee begins participating in the 2002 Plan, both current and new participants will be required to be employed by the Company at the end of a plan year in order to participate in profit sharing on such investments with respect to such year.

               Notwithstanding any provisions of the 2002 Plan, in no event may the aggregate amount of all awards payable for any Plan Year during which the Company remains a "business development company" within the meaning of 1940 Act be greater than 20 percent of the Company's "net income after taxes" within the meaning of Section 57(n)(1)(B) of the 1940 Act. In the event the awards as calculated exceed such amount, the awards will be reduced pro rata.

               The 2002 Plan may be modified, amended or terminated by the Committee at any time. Notwithstanding the foregoing, the grandfathered participations may not be modified further. Nothing in the 2002 Plan will preclude the Committee from naming additional participants in the 2002 Plan or, except for grandfathered participations, changing the Award Percentage of any Participant (subject to the overall percentage limitations contained in the 2002 Plan). Under the 2002 Plan, the distribution amounts for non-grandfathered investments for each officer and employee currently are as follows: Charles E. Harris, 10.790 percent; Mel P. Melsheimer, 4.233 percent; Douglas W. Jamison, 3.0 percent; Helene B. Shavin, 1.524 percent; and Jacqueline M. Matthews, 0.453 percent.

               The grandfathered participations are set forth below:

                                        Grandfathered Participations
  Officer/Employee            Non-Tiny Technology (%)      Tiny Technology (%)
  --------------------------  ------------------------  ----------------------

  Charles E. Harris                  12.41100                10.34250
  --------------------------  ------------------------  ----------------------
  Mel P. Melsheimer                   3.80970                 3.17475
  --------------------------  ------------------------  ----------------------
  Helene B. Shavin                    1.37160                 1.14300
  --------------------------  ------------------------  ----------------------
  Jacqueline M. Matthews               .40770                  .33975
  --------------------------  ------------------------  ----------------------
  Total                              18.00000                15.00000
  --------------------------  ------------------------  ----------------------


               Accordingly, an additional 2.00% of Qualifying Income with respect to grandfathered Non-Tiny Technology Investments, 5.00% of Qualifying Income with respect to grandfathered Tiny Technology Investments and the full 20.00% of Qualifying Income with respect to new investments are available for allocation and reallocation from year to year. Currently Douglas W. Jamison is allocated .80% of the Non-Tiny Technology Grandfathered Participations and 2.00% of the Tiny Technology Grandfathered Participations.

               On October 15, 2002 the shareholders of the Company approved the performance goals under the Plan in accordance with Section 162(m) of the Internal Revenue Code of 1986 ("Code"), effective as of January 1, 2003. The Code generally provides that a public company such as the Company may not deduct compensation paid to its chief executive officer or to any of its four most highly compensated officers to the extent that the compensation paid to any such officer/employee exceeds $1 million in any tax year, unless the payment is made upon the attainment of objective performance goals that are approved by the Company's shareholders.

               During 2002, the Company decreased the profit-sharing accrual by $163,049, bringing the cumulative accrual under the Plan to $15,233 at December 31, 2002. The amounts payable under the Plan for net realized income during the year ended December 31, 2002 are $15,233. The Company will pay out 90 percent in March 2003 and the remaining 10 percent upon the completion and filing of the Company's 2002 federal tax return.

401(k) Plan

               As of January 1, 1989, the Company adopted an employee benefits program covering substantially all employees of the Company under a 401(k) Plan and Trust Agreement. As of January 1, 1999, the Company adopted the Harris & Harris Pension Plan and Trust, a money purchase plan that would allow the Company to stay compliant with the 401(k) top-heavy regulations and deduction limitation regulations. In 2001, Congress enacted the Economic Growth and Tax Relief Reconciliation Act of 2001 which has increased the deduction limits for plans such as the 401(k) Plan. This eliminated the need for the Company to maintain two separate plans. Effective December 31, 2001, the Pension Plan merged into the 401(k) Plan, with the 401(k) Plan being the surviving plan. Contributions to the plan are at the discretion of the Company. During 2002, contributions to the plan charged to operations were approximately $51,500.

Medical Benefits

               On June 30, 1994, the Company adopted a plan to provide medical and health insurance for retirees, their spouses and dependents who, at the time of their retirement, have 10 years of service with the Company and have attained 50 years of age or have attained 45 years of age and have 15 years of service with the Company. On February 10, 1997, the Company amended this plan to include employees who "have seven full years of service and have attained 58 years of age." The coverage is secondary to any government or subsequent employer provided health insurance plans. Based upon actuarial estimates, the Company provided an original reserve of $176,520 that was charged to operations for the period ending June 30, 1994. As of December 31, 2002 the Company had a reserve of $446,302 for the plan.

Employment Agreement

               On October 19, 1999, Charles E. Harris signed an Employment Agreement with the Company (the "Employment Agreement"), which superseded an employment agreement that was about to expire on December 31, 1999. The Employment Agreement expires on December 31, 2004 ("Term"); provided, on January 1, 2000 and on each day thereafter, the Term extends automatically by one day unless at any time the Company or Mr. Harris, by written notice, decides not to extend the Term, in which case the Term will expire five years from the date of the written notice. Accordingly, if the Company or Mr. Harris were to provide notice on June 30, 2003, the Term would expire on June 30, 2008.

               During the period of employment, Mr. Harris shall serve as the Chairman and Chief Executive Officer of the Company; be responsible for the general management of the affairs of the Company and all its subsidiaries, reporting directly to the Board of Directors of the Company; serve as a member of the Board for the period of which he is and shall from time to time be elected or reelected; and serve, if elected, as President of the Company and as an officer and director of any subsidiary or affiliate of the Company.

               Mr. Harris is to receive compensation under his Employment Agreement in the form of base salary of $208,315 for 2000, with automatic yearly adjustments to reflect inflation. In addition, the Board may increase such salary, and consequently decrease it, but not below the level provided for by the automatic adjustments described above. Mr. Harris is also entitled to participate in the Company's Profit-Sharing Plan as well as in all compensation or employee benefit plans or programs, and to receive all benefits, perquisites, and emoluments for which salaried employees are eligible. Under the Employment Agreement, the Company is to furnish Mr. Harris with certain perquisites which include a company car, membership in certain clubs and up to a $5,000 annual reimbursement for personal, financial or tax advice.

               The Employment Agreement provides Mr. Harris with life insurance for the benefit of his designated beneficiaries in the amount of $2,000,000; provides reimbursement for uninsured medical expenses, not to exceed $10,000 per annum, adjusted for inflation, over the period of the contract; provides Mr. Harris and spouse with long-term care insurance; and disability insurance in the amount of 100 percent of his base salary. These benefits are for the term of the contract.

               The Employment Agreement provides severance pay in the event of termination without cause or by constructive discharge and also provides for certain death benefits payable to the surviving spouse equal to the executive's base salary for a period of two years.

               In addition, Mr. Harris is entitled to receive severance pay pursuant to the severance compensation agreement that he entered into with the Company, effective August 15, 1990. The severance compensation agreement provides that if, following a change in control of the Company, as defined in the agreement, such individual's employment is terminated by the Company without cause or by the executive within one year of such change in control, the individual shall be entitled to receive compensation in a lump sum payment equal to 2.99 times the individual's average annualized compensation and payment of other welfare benefits. If Mr. Harris's termination is without cause or is a constructive discharge, the amount payable under the Employment Agreement will be reduced by the amounts paid pursuant to the severance compensation agreement.

  SERP

               The Employment Agreement provides for the Company to adopt a supplemental executive retirement plan (the "SERP") for the benefit of Mr. Harris. Under the SERP, the Company will cause an amount equal to one-twelfth of Mr. Harris's current base salary to be credited each month (a "Monthly Credit") to a special account maintained for this purpose on the books of the Company for the benefit of Mr. Harris (the "SERP Account"). The amounts credited to the SERP Account will be deemed invested or reinvested in such mutual funds or U.S. Government securities as determined by Mr. Harris. The SERP Account will be credited and debited to reflect the deemed investment returns, losses and expenses attributed to such deemed investments and reinvestments. Mr. Harris's benefit under the SERP will equal the balance in the SERP Account and such benefit will always be 100 percent vested (i.e., not forfeitable). Mr. Harris will determine the form and timing of the distribution of the balance in the SERP Account; provided, however, in the event of the termination of Mr. Harris's employment, the balance in the SERP Account will be distributed to Mr. Harris or his beneficiary, as the case may be, in a lump-sum payment within 30 days of such termination. The Company contributed $147,478 during 2002 to a rabbi trust established for the purpose of accumulating funds to satisfy the obligations incurred by the Company under the SERP. The restricted funds for the SERP Plan total $756,944 at December 31, 2002. Mr. Harris's rights to benefits pursuant to this SERP will be no greater than those of a general creditor of the Company.

  Compensation of Directors

  =================================  ==================  =====================  ===========================  ==============
                                                               Pension Or
                                                               Retirement                                       Total
                                                            Benefits Accrued                                 Compensation
                                           Aggregate           As Part Of        Estimated Annual Benefits     Paid To
              Name of Director          Compensation       Company's Expenses         Upon Retirement         Directors
  ---------------------------------  ------------------  ---------------------  ---------------------------  --------------
    Dr. C. Wayne Bardin                $16,000                     - -                 - -                     $16,000
    Dr. Phillip A. Bauman              $20,000                     - -                 - -                     $20,000
    G. Morgan Browne                   $20,461 (1)                 - -                 - -                     $20,461
    Harry E. Ekblom                    $17,781 (2)                 - -                 - -                     $17,781
    Dugald A. Fletcher                 $17,000                     - -                 - -                     $17,000
    Glenn E. Mayer                     $17,000                     - -                 - -                     $17,000
    Charles E. Ramsey                  $ 2,242                     - -                 - -                     $ 2,242
    James E. Roberts                   $17,000                     - -                 - -                     $17,000
    Charles E. Harris (5)              $     0                     - -                 - -                     $     0
    Dr. Kelly S. Kirkpatrick (6)       $14,583 (3)                 - -                 - -                     $14,583
    Lori D. Pressman (6)               $12,615 (4)                 - -                 - -                     $12,615
  =================================  ==================  =====================  ===========================  ==============

     For compensation of Compensated Persons, as such term is defined under Item 22 of Regulation 14a, please see Summary Compensation Table.

(1) Includes $461 paid to Mr. Browne to reimburse him for travel expenses to attend Board meetings.

(2) Includes $2,039 paid to Mr. Ekblom to reimburse him for travel expenses to attend Board meetings. Mr. Ekblom did not stand for reelection to the Board of Directors at the 2002 Annual Meeting. (3) Includes $2,696 paid to Dr. Kirkpatrick to reimburse her for travel expenses to attend Board meetings. Additionally, she was paid $33,906 for consulting work done for the Company. (4) Includes $953 paid to Ms. Pressman to reimburse her for travel expenses to attend Board meetings. Additionally, she was paid $59,825 for consulting work done for the Company.

(5) Denotes an individual who is an "interested person" as defined by the Investment Company Act of 1940.

(6) Denotes an individual who may be considered an "interested person" because of consulting work done for the Company.



               Effective June 18, 1998, directors who were not officers of the Company received $1,000 for each meeting of the Board of Directors and $1,000 for each committee meeting they attended in addition to a monthly retainer of $500. The Company also reimburses its directors for travel, lodging and related expenses they incur in attending Board and committee meetings. The total compensation and reimbursement for expenses paid to all directors in 2002 was $154,682.

               In 1998, the Board of Directors approved that effective January 1, 1998, 50 percent of all Director fees be used to purchase Company common stock from the Company. However, effective on March 1, 1999, the Directors began purchasing the Company's common stock in the open market, rather than from the Company. During 2000 and 2001, the Directors bought a total of 15,818 and 7,944 shares, respectively, in the open market. In 2002, the outside Directors (i.e., all Directors except Mr. Harris) bought 9,524 shares in the open market and 43,426 shares through exercise of rights in a public rights offering of the Company's common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

               Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10 percent of the Company's common stock, to file reports (including a year-end report) of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and to furnish the Company with copies of all reports filed.

               Based solely on a review of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that all persons who were subject to Section 16(a) in 2002 complied with the filing requirements.

                       SELECTION OF INDEPENDENT AUDITORS

                                (Proposal No. 2)

                   PricewaterhouseCoopers LLP has been selected as the independent accountant to audit the accounts of the Company for and during the fiscal year ending December 31, 2003. This selection has been made by the Audit Committee and is subject to ratification or rejection by the stockholders of the Company. The Company knows of no direct or indirect financial interest of PricewaterhouseCoopers LLP in the Company.

               A representative of PricewaterhouseCoopers LLP is not expected to be present at the meeting.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted for ratification of the appointment of PricewaterhouseCoopers LLP as the independent public accountant of the Company.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

               SALE OF RIGHTS TO PURCHASE COMMON STOCK AT NOT
               LESS THAN THE GREATER OF THE MARKET VALUE OR THE
               NET ASSET VALUE PER SHARE AT THE TIME OF ISSUANCE

                                (Proposal No. 3)

Proposal

               During the coming year the Board of Directors believes it would be in the best interest of the Company to have the ability to offer long-term rights (which may be accompanied by or be part of other securities -- e.g., convertible debt or convertible preferred securities) to purchase common stock at an exercise price that will not be less than the greater of the market value or the net asset value per share at the time of issuance of such long-term rights. Section 61(a) of the Investment Company Act of 1940 (the "1940 Act") permits a business development company such as the Company to sell such securities on such terms (and to issue shares of common stock upon their exercise), only if several conditions are satisfied. Specifically, such practice must be approved by a majority of the independent directors and shareholders of the issuer within twelve months prior to sale. In addition, a majority of the issuer's independent directors must determine in good faith that the issuance of such securities is in the best interests of the Company and its shareholders and that the price at which such rights or other securities are to be sold (which refers to the exercise or conversion price in the case of rights such as warrants, options or conversion rights) is not less than a price which closely approximates the market value for the underlying shares of common stock at the time of issuance of such rights or other securities. Finally, the long-term rights or other securities outstanding at any particular time may not be exercisable or convertible for more than 25% of the common stock outstanding at that time. The subsequent issuance of shares upon exercise of properly authorized rights is permitted without regard to net asset value or market value at the time of exercise. The Company's Board of Directors has approved and recommends to the shareholders for their approval a proposal authorizing the Company, over the next year, to issue long-term rights to purchase common stock (subject to the 25% limitation stated above) at exercise prices that will not be less than the greater of the market value or the net asset value per share at the time of issuance of such rights. Upon obtaining the requisite shareholder approval, the Company will comply with the foregoing requirements in connection with any financing undertaken pursuant to this proposal.

Reasons for the Proposal

               The Company's management and the Board of Directors have determined that it would be advantageous to the Company to have the ability to sell, either alone or as part of another security, warrants, options or rights to purchase common stock in connection with the financing and capital raising activities of the Company. This ability may be a cost-effective way for the Company to raise capital. The Board of Directors of the Company has determined that it would be in the best interest of the Company and its shareholders to increase the assets of the Company so that the Company may be in a better position to make follow-on investments and take advantage of attractive new investment opportunities in tiny technology, including nanotechnology, microsystems and microelectromechanical systems (MEMS), augment working capital, increase the diversification of its portfolio and achieve other net benefits to the Company. The Company believes that its prior investment and expertise in the tiny technology sector are likely to lead to several attractive investment opportunities in the tiny technology sector becoming available to the Company over the next one to two years. The Company does not have any current plans to issue rights or other securities and would determine to do so only after reviewing the pace at which it is investing the proceeds of its recent rights offering and the level and attractiveness of investment opportunities becoming available.

               The Board also believes that increasing its assets will lower the Company's expense ratio by spreading the Company's fixed costs over a larger asset base. The issuance of additional common stock may also enhance the liquidity of the Company's common stock on the Nasdaq National Market.

               Although the Company is permitted without shareholder approval to engage in rights offerings to its existing shareholders of short-term rights to purchase common stock at less than net asset value per share, these offerings must either be non-transferable, in which case shareholders who decide not to participate will have no means of capturing any portion of the value of the right to acquire shares at a discount, or must be limited in such a manner that the Company, after applying the offering discount, can increase its capital base by only approximately 25 percent per year. In addition, offerings of transferable rights whose exercise price is at a discount to net asset value may be made only once per year. The Company has recently made such a transferable rights offering and believes that the investment opportunities in tiny technology over the coming year are likely to be sufficient to justify raising capital in excess of the gross proceeds of $5,927,882 raised in the 2002 offering. Inasmuch as the Board of Directors believes that it would not be in the best interests of shareholders for the Company to engage in large scale nontransferable rights offerings, it believes that the proposal is the best way to give the Company the flexibility to take advantage of investment opportunities that may arise over the next one or two years.

               The Board of Directors has approved and is seeking shareholder approval of the proposal described above to sell, either alone or as part of another security, warrants, options or rights to purchase common stock. The final terms of any such sale, including price, term, and vesting requirements, will be determined by the Board of Directors at the time of issuance. Also, the nature and amount of consideration that would be received by the Company at the time of issuance and the use of any such consideration would be considered and approved by the Board of Directors at the time of issuance. Any such issuance may be made pursuant to either a public or non-public offering, as determined by the Board of Directors in an appropriate manner prior to the time of issuance. Any such sale would be anticipated to result in a potential increase in the number of outstanding shares of common stock. The long-term rights or other securities outstanding at any particular time may not be exercisable or convertible for more than 25% of the common stock outstanding at that time.

Dilution

               Any such sale, other than to existing shareholders, would be potentially dilutive to the voting power of existing shareholders and could be dilutive with regard to dividends and other economic aspects of the common stock. Because the number of shares of common stock that could be so issued and the timing of any issuance is not currently known, the actual dilutive effect cannot be predicted. In addition, because the exercise price per share at the time of exercise would likely be less than the net asset value per share at the time of exercise and because the Company could well incur expenses in connection with any such sale, such exercise could result in a dilution of net asset value per share at the time of exercise for all shareholders. Such dilution would disproportionately affect non-subscribing shareholders.

Leverage

               Any long-term rights issued may be accompanied by or be part of other securities, including convertible debt or convertible preferred securities. If the Company issues convertible debt or convertible preferred securities accompanied by long-term rights, such issuance would result in the use of leverage by the Company and would require the Company to make periodic interest or dividend payments. The use of leverage results in additional risks and can magnify the effect of any losses. If the income and gains earned on securities purchased with the proceeds of such convertible securities are greater than the cost of leverage, the Company's return on the shares will be greater than if leverage had not been used. Conversely, if the income or gains from the securities purchased with such proceeds does not cover the cost of leverage, the return to the Company will be less than if leverage had not been used. There is no assurance that a leveraging strategy will be successful.

Other Business

               The Board of Directors does not intend to bring any other matters before the Annual Meeting and, at the date of mailing of this proxy statement, has not been informed of any matter that others may bring before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

Annual Reports on Form 10-K

               The Company's Annual Report on Form 10-K, as filed with the SEC, is being delivered with this proxy statement.

               The Company undertakes to provide, without charge, to each shareholder as of March 10, 2003, upon the written request of such shareholder, a copy of the Company's Annual Report on Form 10-K, including the financial statements and the financial statement schedules, required to be filed with the SEC for the Company's most recent fiscal year. Any shareholder who would like to request a copy of the Company's most recent Annual Report on Form 10-K may do so by submitting a written request, which shall contain a representation in good faith that such shareholder was a beneficial owner as of March 10, 2003 of securities of the Company entitled to vote, to the following address:

                               Investor Relations
                          Harris & Harris Group, Inc.
                       One Rockefeller Plaza, Suite 1430
                               New York, NY 10020

Submission Of Shareholder Proposals

               Any shareholder proposals intended to be presented for inclusion in the Company's proxy statement and form of proxy for the next annual meeting of shareholders to be held in 2004 must be received in writing by the Secretary of the Company at Harris & Harris Group, Inc., One Rockefeller Plaza, Rockefeller Center, New York, New York 10020 no later than January 23, 2004, in order for such proposals to be considered for inclusion in the proxy statement and proxy relating to the 2004 annual meeting of shareholders. Submission of a proposal does not guarantee inclusion in the proxy statement, as the requirements of certain federal laws and regulations must be met by such proposals.

               Under the Company's Bylaws, nominations for director may be made only by the Board or the Nominating Committee, or by a shareholder entitled to vote who has delivered written notice to the Secretary of the Company (containing certain information specified in the Bylaws) not less than 90 days nor more than 120 days prior to the anniversary of the date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. The Bylaws also provide that no business may be brought before an annual meeting of the shareholders except as specified in the notice of the meeting or as otherwise properly brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered written notice to the Secretary of the Company (containing certain information specified in the Bylaws) not less than 90 days nor more than 120 days prior to the anniversary of the date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

               Rule 14a-4 of the Securities and Exchange Commission's proxy rules allows the Company to use discretionary voting authority to vote on matters coming before an annual meeting of shareholders, if the Company does not have notice of the matter at least 45 days before the anniversary of the date on which the Company first mailed its proxy materials for the prior year's annual meeting of shareholders or the date specified by the advance notice provision in the Company's Bylaws. The Company's Bylaws contain such an advance notice provision as described above. For the Company's Annual Meeting of Shareholders expected to be held on April 22, 2004, shareholders must submit such written notice to the Secretary of the Company in accordance with the Company's advance notice provision, as described above.

               A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company.

                                           By Order of the Board of Directors


New York, New York                         /s/ Susan T. Harris
                                           ----------------------------------
March 31, 2003                             Susan T. Harris
                                           Secretary

                            DETACH PROXY CARD HERE



|_|     Sign, Date and Return the                 |x|
        Proxy Card Promptly Using       Votes must be indicated
        the Enclosed Envelope.          (x) in Black or Blue ink.

1. ELECTION OF DIRECTORS

FOR all nominees |_|    WITHHOLD AUTHORITY to vote   |_|     *EXCEPTIONS  |_|
listed below            for all nominees listed
                        below

Nominees:  Dr. C. Wayne Bardin, Dr. Phillip A. Bauman, G. Morgan Browne,
           Dugald A. Fletcher, Charles E. Harris, Dr. Kelly S. Kirkpatrick, Glenn E. Mayer, Lori D. Pressman, Charles E. Ramsey,
           James E. Roberts.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions: ___________________________________________________________


FOR AGAINST ABSTAIN

2. To ratify, confirm and approve the Audit            FOR   AGAINST   ABSTAIN
Committee's selection of PricewaterhouseCoopers LLP
as the independent public accountant for its           |_|     |_|      |_|
fiscal year ending December 31, 2003.


3. To approve a proposal to authorize the
Company to issue long-term rights (which may           FOR   AGAINST   ABSTAIN
be accompanied by or be part of other securities
e.g., convertible debt or convertible preferred        |_|     |_|      |_|
securities) to purchase common stock at an exercise price that will not be less than the greater of the market value or the net asset value per share at the time of issuance.

4. At their discretion, the Proxies are authorized to vote upon such other business, including adjournment, as may properly come before the meeting or any adjournment or adjournments thereof.

             To change your address, please mark this box.    |_|


             To include any comments, please mark this box.   |_|

------------------------------------

     S C A N  L I N E

------------------------------------


Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Date          Share Owner sign here          Co-Owner sign here

                          HARRIS & HARRIS GROUP, INC.
                   One Rockefeller Plaza, Rockefeller Center
                              New York, NY 10020

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints CHARLES E. HARRIS and HELENE B. SHAVIN and each of them, with full power of substitution, proxies to vote at the annual meeting of shareholders to be held on May 5, 2003, or an adjournment thereof, to represent and to vote all the shares of common stock of Harris & Harris Group, Inc. that the undersigned is entitled to vote with all powers the undersigned would have if personally present, on the following matters as designated on the reverse side and in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors recommends a vote "FOR" all the nominees listed in item 1 and "FOR" item 2 and item 3.

     When properly executed, this proxy will be voted as specified and in accordance with the accompanying proxy statement. If no instruction is indicated, this proxy will be voted "FOR" items 1, 2 and 3.

(Continued and to be dated and signed on the reverse side.)


                         HARRIS & HARRIS GROUP, INC.
                         P.O. BOX 11469
                         NEW YORK, N.Y. 10203-0469